Exhibit 99.4

                                                               EXECUTION VERSION

                            AGREEMENT OF TERMINATION

            THIS AGREEMENT OF TERMINATION (this "Agreement") shall be effective immediately as of June 1, 2004 (the "Effective Date"), between DIRECTV, Inc., a California corporation ("DIRECTV"), as assignee of Hughes Communications Galaxy, Inc., Hughes Communications Galaxy, Inc., as predecessor-in-interest ("Hughes"), and National Rural Telecommunications Cooperative, a District of Columbia corporation ("NRTC", and together with DIRECTV and Hughes, the "Parties"), with reference to the following:

            WHEREAS, DIRECTV, as assignee of Hughes Communication Galaxy, Inc., Hughes, as predecessor-in-interest, and NRTC are parties to that certain DBS Distribution Agreement dated as of April 10, 1992 (as amended to the date hereof, including, without limitation, on February 14, 1994, the "DBS Distribution Agreement");
            WHEREAS, in connection with the settlement of the class action lawsuit brought by North Central Communications and Iowa Lake Electric Corporation, on behalf of the plaintiff class certified in the United States District Court for the Central District of California, Case No. CV00-2117, and NRTC against DIRECTV, Case Nos. CV99-5666, CV99-8672, CV01-0993 and CV01-8121, NRTC and DIRECTV entered into that certain New DBS Distribution Agreement pursuant to a Complete Restatement of Amended Term Sheet effective as of August 5, 2003 (the "New DBS Distribution Agreement");

            WHEREAS, in connection with and in furtherance of the DBS Distribution Agreement, DIRECTV and NRTC entered into that certain Trademark License Agreement dated as of September 12, 1994 (the "Trademark Agreement"), and pursuant to the terms and conditions thereof, such Trademark Agreement shall automatically terminate upon the termination, for any reason, of the DBS Distribution Agreement;
            WHEREAS, DIRECTV and NRTC are parties to that certain Second Revised Seamless Consumer Agreement, dated as of March 10, 2004 (the "Seamless Consumer Agreement"); and

            WHEREAS, pursuant to that certain Memorandum of Agreement dated as of June 1, 2004, by and between DIRECTV and NRTC (the "Memorandum of Agreement"), and in consideration for the terms and conditions therein and other good and valuable consideration received thereby, DIRECTV and NRTC terminated each of the DBS Distribution Agreement, the New DBS Distribution Agreement, the Trademark Agreement and the Seamless Consumer Agreement, and, in furtherance thereof, the Parties desire to confirm and memorialize such termination of each the DBS Distribution Agreement, the New DBS Distribution Agreement, the Trademark Agreement and the Seamless Consumer Agreement.

            Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed to such terms in the Memorandum of Agreement.

            NOW, THEREFORE, for and in consideration of the premises, terms and conditions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

      1. TERMINATION. Effective as of the date hereof, the Parties hereby mutually terminate the DBS Distribution Agreement, and NRTC and DIRECTV hereby mutually terminate each of the New DBS Distribution Agreement, the Trademark Agreement and the Seamless Consumer Agreement, and such agreements are of no further force or effect.

      2. CERTAIN RIGHTS AND OBLIGATIONS CONTINUE. Notwithstanding the foregoing, any obligations of NRTC to pay any amounts to DIRECTV and/or obligations of NRTC to receive payments from DIRECTV, which have accrued prior to the date hereof, shall survive the termination of the DBS Distribution Agreement, the New DBS Distribution Agreement, the Trademark Agreement and the Seamless Consumer Agreement.

      3. MISCELLANEOUS.

            3.1. LAWS. THIS AGREEMENT HAS BEEN ENTERED INTO IN THE STATE OF CALIFORNIA AND ALL ISSUES WITH RESPECT TO THE CONSTRUCTION OF THIS AGREEMENT AND THE RIGHTS AND LIABILITIES OF THE PARTIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

            3.2. INTEGRATION. This Agreement, the Memorandum of Agreement and the other Definitive Agreements referred to in the Memorandum of Agreement constitute the entire understanding and agreement of the Parties and replace and supersede all prior agreements, understandings and commitments, written or oral, between the Parties with respect to each of the DBS Distribution Agreement, the New DBS Distribution Agreement, the Trademark Agreement and the Seamless Consumer Agreement.

            3.3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by telecopy, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            3.4. HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

                                     * * * *

                                        2

      IN WITNESS WHEREOF, the undersigned have executed this Agreement of Termination as of the date first set forth above.
NATIONAL RURAL TELECOMMUNICATIONS COOPERATIVE


/s/ B. R. Phillips III
-----------------------
B. R. Phillips III
President and Chief Executive Officer

DIRECTV, INC.

/s/ Michael W. Palkovic
------------------------
Michael W. Palkovic
Executive Vice President and Chief
   Financial Officer

HUGHES COMMUNICATIONS GALAXY, INC.
------------------------
/s/ Larry D. Hunter

Larry D. Hunter
Senior Vice President and General Counsel

                                       S-1

                  [Signature page to Agreement of Termination]